EXHIBIT 99.1

American River Bankshares Reports Second Quarter 2011 Financial Results

Sacramento, CA, July 28, 2011 – American River Bankshares (NASDAQ-GS: AMRB) today reported net income of $221,000 or fully diluted earnings per share of $0.02 for the second quarter of 2011, compared to net income of $54,000 or $0.01 per diluted share for the second quarter of 2010. For the six months ended June 30, 2011, net income was $427,000 or $0.04 per diluted share, compared to $360,000 or $0.04 per diluted share for the six months ended June 30, 2010.

“American River Bankshares continues to make progress in executing our business plan,” said David Taber, President and CEO of American River Bankshares. “We will continue to build our franchise through new relationship development while focusing on reducing our non-performing assets.”

Net Interest Margin

The Company’s net interest margin was 4.58% for the second quarter of 2011, compared to 4.52% for the second quarter of 2010. For the six months ended June 30, 2011, the net interest margin was 4.41%, compared to 4.62% for the six months ended June 30, 2010.

Net interest income for the second quarter of 2011 increased $107,000 (1.9%) to $5,689,000 from $5,582,000 for the second quarter of 2010. For the six months ended June 30, 2011, net interest income decreased $436,000 (3.8%) to $10,918,000 from $11,354,000 for the six months ended June 30, 2010. Interest income for the second quarter of 2011 decreased $106,000 (1.6%) to $6,367,000 from $6,473,000 for the second quarter of 2010. For the six months ended June 30, 2011, interest income decreased $866,000 (6.6%) to $12,321,000 from $13,187,000 for the six months ended June 30, 2010. Interest expense for the second quarter of 2011 decreased $213,000 (23.9%) to $678,000 from $891,000 for the second quarter of 2010. For the six months ended June 30, 2011, interest expense decreased $430,000 (23.5%) to $1,403,000 from $1,833,000 for the six months ended June 30, 2010.

The average yield on earning assets declined from 5.24% in the second quarter of 2010 to 5.13% for the second quarter of 2011 and declined from 5.36% for the six months ended June 30, 2010 to 4.97% for the six months ended June 30, 2011. Much of the decline in yields can be attributed to the overall lower interest rate environment, increased forgone interest on nonaccrual loans, a decrease in average loans and an increase in average balances of lower yielding investment securities. During the second quarter of 2011, foregone interest income on nonaccrual loans was approximately $465,000, compared to foregone interest of $401,000 during the second quarter of 2010. The foregone interest of $465,000 had a 37 basis point negative impact on the yield on earning assets during the second quarter of 2011.

The average balance of earning assets increased 0.5% from $499,975,000 in the second quarter of 2010 to $502,505,000 in the second quarter of 2011 and increased 0.7% from $500,057,000 for the six months ended June 30, 2010 to $503,765,000 for the six months ended June 30, 2011. The increase in average earning assets in a comparison of quarter-to-quarter activity was related to an increase in average investment securities. Non-earning cash and principal reductions from loan balances were invested into investment securities. The mix of the assets, caused by a reduction in loan balances and an increase in lower yielding investment security balances, contributed to the decrease in the yield on earning assets mentioned above.

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When compared to the second quarter of 2010, average loan balances were down $38,219,000 (10.5%) to $327,169,000 for the second quarter of 2011 and when compared to the first six months of 2010, average loan balances were down $39,426,000 (10.6%) to $332,390,000 for the six months ended June 30, 2011. Although the Company has continued to generate new loans in 2011, the production of new loans has been less than loan payoffs. Average investment securities were up $38,879,000 (28.9%) to $173,466,000 for the second quarter of 2011 and up $41,076,000 (32.0%) to $169,317,000 for the six months ended June 30, 2011. The yield on investment securities was positively impacted by a slowdown in mortgage prepayments. As mortgage prepayments slow, the premium paid on these securities is amortized over a longer period of time, resulting in a higher yield. The yield on investment securities increased from 2.81% in the second quarter of 2010 to 3.62% in the second quarter of 2011. For the first six months of 2010, the yield was 2.93% compared to 3.04% for the first six months of 2011. Average cash balances were down $15,824,000 (31.8%) to $34,014,000 for the second quarter of 2011 and down $12,947,000 (26.8%) to $35,451,000 for the six months ended June 30, 2011.

The Company experienced a decrease in average deposits of $9,983,000 (2.1%) from $469,090,000 during the second quarter of 2010 to $459,107,000 during the second quarter of 2011 and decreased $5,115,000 (1.1%) from $467,666,000 for the six months ended June 30, 2010 to $462,551,000 for the six months ended June 30, 2011. Average borrowings dropped from $21,775,000 during the second quarter of 2010 to $14,527,000 during the second quarter of 2011 and decreased from $22,633,000 for the six months ended June 30, 2010 to $14,928,000 for the six months ended June 30, 2011.

Overall, the yield on loans during the second quarter of 2011 was 5.94% compared to 6.13% for the second quarter of 2010. The yield was 5.97% for the six months ended June 30, 2011 compared to 6.19% for the six months ended June 30, 2010. The decline in yield on loans is reflective of the declining rate environment and the higher amount of foregone interest. The interest foregone for the six month period ending June 30, 2011 was $890,000 with an impact on the margin of 36 basis points compared to $712,000 for the six month period ending June 30, 2010 with an impact on the margin of 31 basis points.

The average cost of funds decreased 19 basis points from 0.97% in the second quarter of 2010 to 0.78% for the second quarter of 2011 and decreased 19 basis points from 1.00% for the six months ended June 30, 2010 to 0.81% for the six months ended June 30, 2011. The average balance of interest bearing liabilities decreased $21,591,000 (5.9%) from $369,062,000 in the second quarter of 2010 to $347,471,000 in the second quarter of 2011 and decreased $20,802,000 (5.6%) from $370,301,000 for the six months ended June 30, 2010 to $349,499,000 for the six months ended June 30, 2011. Comparing the second quarter of 2011 to the second quarter of 2010, noninterest bearing deposits increased $4,360,000 (3.6%) while time deposits decreased $21,494,000 (17.2%). The decrease in time deposits is due to the Company’s decision to not renew higher rate, non-relationship, time deposits.

Loans Outstanding and Asset Quality

Net loans outstanding as of June 30, 2011 decreased $36,548,000 (10.3%) to $316,861,000 from $353,409,000 as of June 30, 2010 and decreased $21,672,000 (6.4%) from December 31, 2010. Real estate loans outstanding decreased $19,917,000 (7.2%) to $255,311,000 as of June 30, 2011 from $275,228,000 as of June 30, 2010 and decreased $9,803,000 (3.7%) from December 31, 2010. Commercial loans decreased $13,975,000 (22.6%) to $47,844,000 as of June 30, 2011 from $61,819,000 as of June 30, 2010 and decreased $10,417,000 (17.9%) from $58,261,000 as of December 31, 2010. Due to lower demand from qualified borrowers in the market the Company serves, loan payoffs have outpaced the origination of new loans.

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The loan portfolio at June 30, 2011 included: real estate loans of $255,311,000 (78% of the portfolio), commercial loans of $47,844,000 (15% of the portfolio) and other loans, which consist mainly of leases and consumer loans of $21,955,000 (7% of the portfolio). The real estate loan portfolio at June 30, 2011 includes: owner-occupied commercial real estate loans of $113,880,000 (45% of the real estate portfolio), investor commercial real estate of $95,870,000 (38% of the real estate portfolio), construction and land development of $13,959,000 (5% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $31,602,000 (12% of the real estate portfolio).

At June 30, 2011, the allowance for loan and lease losses was $7,887,000 (2.43% of total loans and leases) compared with $7,441,000 (2.06% of total loans and leases) at June 30, 2010 and $7,585,000 (2.19% of total loans and leases) at December 31, 2010. The provision for loan and lease losses was $1,700,000 for the second quarter of 2011 compared to $2,011,000 for the second quarter of 2010. For the six months ended June 30, 2011, the provision was $3,075,000 compared to $3,652,000 for the six months ended June 30, 2010. Net charge offs for the second quarter of 2011 were $1,175,000 compared to $2,950,000 for the second quarter of 2010. For the six months ended June 30, 2011, net chargeoffs were $2,773,000 compared to $4,120,000 for the six months ended June 30, 2010.

Non-performing loans and leases as of June 30, 2011 were $22,228,000 or 6.84% of total loans and leases compared to $22,571,000 or 6.52% at December 31, 2010 and $19,259,000 or 5.34% one year ago. Loans and leases past due 30 to 89 days were $743,000 at June 30, 2011 compared to $4,357,000 at December 31, 2010 and $3,241,000 at June 30, 2010.

Non-performing assets were $25,452,000 at June 30, 2011, compared to $22,478,000 at June 30, 2010 and $25,267,000 at December 31, 2010. Non-performing assets to total assets as of June 30, 2011 were 4.47% compared to 3.88% one year ago and 4.36% as of December 31, 2010. Non-performing assets consist of the following as of June 30, 2011 and December 31, 2010:

Non-performing assets	June 30, 2011	December 31, 2010
Non-performing loans that are current to terms* (5 loans or leases at June 30, 2011 and 11 loans or leases at December 31, 2010)	$1,643,000	$3,004,000
Non-performing loans that are past due (45 loans or leases at June 30, 2011 and 44 loans or leases at December 31, 2010)	20,585,000	19,567,000
Other real estate owned (net) (16 properties at June 30, 2011 and 14 properties at December 31, 2010)	3,224,000	2,696,000

	$25,452,000	$25,267,000

* loans that are current (less than 30 days past due) pursuant to original or modified terms

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. At June 30, 2011, specific reserves of $560,000 were held on the non-performing loans compared to $506,000 at June 30, 2010 and $385,000 at December 31, 2010. In addition, there were 16 loans and leases totaling $7,760,000 that are included in the $22,228,000 of non-performing loans and leases, that have been modified and are considered troubled debt restructures at June 30, 2011. At June 30, 2010 there were 12 loans and leases totaling $3,052,000 and at December 31, 2010 there were 21 loans totaling $7,971,000 that had been modified and were considered troubled debt restructures that were also included in the nonperforming loan totals. All of the loans and leases considered troubled debt restructures have been evaluated for impairment according to the Company’s best practices, which follow the guidance established by Generally Accepted Accounting Principles and Regulatory requirements.

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Other Real Estate Owned

At June 30, 2011, the Company had 16 other real estate owned (“OREO”) properties totaling $3,224,000. This compares to 17 properties totaling $3,219,000 at June 30, 2010 and 14 totaling $2,696,000 at December 31, 2010. During the second quarter of 2011, the Company sold 3 properties for a gain of $2,000 and added 2 properties that had previous collateralized loan balances totaling $293,000. The properties added during the quarter were simultaneously written down to fair value, net of estimated selling costs, by $31,000 leaving a net value of $262,000. The Company adjusted the balance on two properties that were obtained in the prior quarter for which fair value adjustments were received in the current quarter in the amount of $187,000. The amount had been reserved for in the allowance for loan and lease losses.

The Company periodically obtains property valuations to determine whether the recorded book value is considered fair value. During the second quarter of 2011, this valuation process resulted in the Company reducing the book value of certain properties by $441,000. At June 30, 2011 the OREO valuation allowance was at $68,000. This compares to a valuation allowance of $100,000 at December 31, 2010. There was no valuation allowance at June 30, 2010.

Deposits and Borrowed Funds

Total deposits as of June 30, 2011 decreased $8,345,000 (1.8%) to $455,263,000 from $463,608,000 as of June 30, 2010 and decreased $9,859,000 (2.1%) from $465,122,000 as of December 31, 2010. Core deposits as of June 30, 2011 increased $7,467,000 (2.2%) to $353,016,000 from $345,549,000 as of June 30, 2010 but decreased $1,868,000 (0.5%) from $354,884,000 as of December 31, 2010. The Company considers all deposits except time deposits as core deposits.

Noninterest-bearing deposits increased $590,000 (0.5%) to $123,550,000 as of June 30, 2011 from $122,960,000 as of June 30, 2010 but decreased $3,086,000 (2.4%) from $126,636,000 as of December 31, 2010. Interest-bearing deposits decreased $8,935,000 (2.6%) to $331,713,000 as of June 30, 2011 from $340,648,000 as of June 30, 2010 and decreased $6,773,000 (2.0%) from $338,486,000 as of December 31, 2010. The decrease in interest-bearing deposits is due to lower time deposits, which decreased $15,812,000 (13.4%) to $102,247,000 as of June 30, 2011 from $118,059,000 as of June 30, 2010 and decreased $7,991,000 (7.2%) from $110,238,000 as of December 31, 2010. The decrease in time deposits is due to the Company’s decision to allow these higher cost deposits to mature and close. The Company prefers a strategy that develops new deposit relationships consisting of noninterest and lower cost interest bearing checking accounts. Other borrowings, which include both short- and long-term borrowings, decreased $4,500,000 (20.9%) to $17,000,000 as of June 30, 2011 from $21,500,000 at June 30, 2010 and remained unchanged from December 31, 2010. The decrease in borrowings was due to a decision by the Company to effectively utilize the proceeds from paid off loans to pay down borrowings.

Noninterest Income and Expense

Noninterest income for the second quarter of 2011 decreased slightly to $454,000 from $460,000 for the second quarter of 2010 and for the six months ended June 30, 2011, decreased $34,000 (3.7%) to $887,000 from $921,000 for the six months ended June 30, 2010. Much of the year-over-year decrease relates to a decline in service charge income of $82,000, or 17.6%, due to a decrease in insufficient funds fee income. A portion of this decrease was offset by an increase in merchant fee income of $21,000.

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Noninterest expense for the second quarter of 2011 increased $142,000 (3.5%) to $4,197,000 from $4,055,000 for the second quarter of 2010 and for the six months ended June 30, 2011, increased slightly to $8,248,000 from $8,240,000 for the six months ended June 30, 2010. Much of the fluctuation in noninterest expense during the second quarter reflects costs associated with the Company’s OREO, which increased by $305,000 from $203,000 in the second quarter of 2010 to $508,000 in the second quarter of 2011. A portion of this increase was offset by lower overall expenses. The increase in OREO expenses resulted from valuation adjustments and higher costs related to maintaining the Company’s existing, and sold properties during the period.

The fully taxable equivalent efficiency ratio for the second quarter of 2011 increased to 66.81% from 65.53% for the second quarter of 2010 and for the six months ended June 30, 2011 increased to 68.32% from 65.55% for the six months ended June 30, 2010. This increase was due, in part, to the lower interest margin and the higher overall noninterest expense.

Income Taxes

The Company recorded a provision for income tax for the quarter ended June 30, 2011 of $25,000, or an effective tax rate of 10.2%, compared to a benefit of $78,000 for the quarter ended June 30, 2010. For the six months ended June 30, 2011, the provision for income taxes was $55,000 with an effective tax rate of 11.4%, compared to a provision of $23,000 and an effective tax rate of 6.0% for the six months ended June 30, 2010. The lower effective tax rate for the past two years compared to historical averages results from the Company realizing the benefits of tax-free income related to such items as municipal bonds and bank owned life insurance, in conjunction with an overall lower amount of taxable income.

Other Matters

In July 2011 the Federal Deposit Insurance Corporation and the California Commissioner of Financial Institutions notified the Company that the Memorandum of Understanding entered into in February of 2010 was terminated. The Board has resolved to continue to take the necessary steps to improve the Bank’s asset quality and to continue to focus on ways to improve earnings.

Capital

Total shareholders’ equity at June 30, 2011 was $91,187,000, up $1,442,000 (1.6%) from $89,745,000 at June 30, 2010. The increase was primarily driven by the unrealized gain recognized on the Company’s available-for-sale investment securities and accumulated earnings. The Company’s subsidiary, American River Bank, exceeds all regulatory capital ratio requirements including being above the well-capitalized regulatory guidelines. At June 30, 2011, American River Bank’s Leverage ratio was 12.22%, the Tier 1 Risk Based ratio was 19.17% and the Total Risk Based Capital ratio was 20.43%. At June 30, 2010, American River Bank’s Leverage ratio was 11.70%, the Tier 1 Risk Based ratio was 17.24% and the Total Risk Based Capital ratio was 18.50%.

At June 30, 2011, American River Bankshares’ Leverage ratio was 13.02%, the Tier 1 Risk Based Capital ratio was 20.39% and the Total Risk Based Capital ratio was 21.65%. At June 30, 2010, American River Bankshares’ leverage ratio was 12.50%, the Tier 1 Risk Based Capital ratio was 18.38% and the Total Risk Based Capital ratio was 19.64%. The Company’ Book Value Per Share was $9.24 and Tangible Book Value Per Share was $7.55 at June 30, 2011, compared to $9.12 and $7.40 at June 30, 2010.

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Performance Metrics

Performance measures for the second quarter of 2011 (annualized): the Return on Average Assets (ROAA) was 0.16%, Return on Average Equity (ROAE) was 0.97% and Return on Average Tangible Equity (ROATE) was 1.19% compared to the ROAA of 0.04%, ROAE of 0.24% and ROATE of 0.30%, during the second quarter of 2010. For the six months ended June 30, 2011, the Company had a ROAA of 0.15%, ROAE of 0.95% and ROATE of 1.17% compared to a ROAA of 0.12%, ROAE of 0.82% and ROATE of 1.01% for the six months ended June 30, 2010.

Earnings Conference Call

The second quarter earnings conference call will be held Thursday, July 28, 2011 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (888) 517-2470 and entering the Conference ID 8692619#. A recording of the call will be available 24 hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	June 30,	December 31,	June 30,
	2011	2010	2010
ASSETS
Cash and due from banks	$35,048	$31,871	$39,581
Federal funds sold	—	—	—
Interest-bearing deposits in banks	2,249	2,248	—
Investment securities	173,934	164,150	143,613
Loans & leases:
Real estate	255,311	265,114	275,228
Commercial	47,844	58,261	61,819
Lease financing	2,270	2,766	3,252
Other	19,685	20,404	21,054
Deferred loan and lease origination fees, net	(362)	(427)	(503)
Allowance for loan and lease losses	(7,887)	(7,585)	(7,441)
Loans and leases, net	316,861	338,533	353,409
Bank premises and equipment, net	2,074	2,026	1,947
Goodwill and intangible assets	16,613	16,723	16,843
Other real estate owned, net	3,224	2,696	3,219
Accrued interest receivable and other assets	19,722	20,693	20,431
	$569,725	$578,940	$579,043

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$123,550	$126,636	$122,960
Interest checking	45,359	45,075	46,027
Money market	138,330	137,636	135,817
Savings	45,777	45,537	40,745
Time deposits	102,247	110,238	118,059
Total deposits	455,263	465,122	463,608
Short-term borrowings	7,000	7,000	9,500
Long-term borrowings	10,000	10,000	12,000
Accrued interest and other liabilities	6,275	7,274	4,190
Total liabilities	478,538	489,396	489,298
Total shareholders’ equity	91,187	89,544	89,745
	$569,725	$578,940	$579,043

Ratios:
Nonperforming loans and leases to total loans and leases	6.84%	6.52%	5.34%
Net chargeoffs to average loans and leases (YTD)	1.68%	2.12%	2.23%
Allowance for loan and lease losses to total loans and leases	2.43%	2.19%	2.06%

American River Bank Capital Ratios:
Leverage Ratio	12.22%	11.76%	11.70%
Tier 1 Risk-Based Capital Ratio	19.17%	17.91%	17.24%
Total Risk-Based Capital Ratio	20.43%	19.17%	18.50%

American River Bankshares Capital Ratios:
Leverage Ratio	13.02%	12.55%	12.50%
Tier 1 Risk-Based Capital Ratio	20.39%	19.07%	18.38%
Total Risk-Based Capital Ratio	21.65%	20.33%	19.64%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

(Dollars in thousands, except share and per share data)

	Second	Second			For the Six Months
	Quarter	Quarter	%		Ended June 30,		%
	2011	2010	Change		2011	2010	Change
Interest income	$6,367	$6,473	(1.6	) %	$12,321	$13,187	(6.6	) %
Interest expense	678	891	(23.9	) %	1,403	1,833	(23.5	) %
Net interest income	5,689	5,582	1.9%		10,918	11,354	(3.8	) %
Provision for loan and lease losses	1,700	2,011	(15.5	) %	3,075	3,652	(15.8	) %
Total noninterest income	454	460	(1.3	) %	887	921	(3.7	) %
Total noninterest expense	4,197	4,055	3.5%		8,248	8,240	0.1%
Income (loss) before provision for (benefit from) income taxes	246	(24)	1,125.0%		482	383	25.8%
Provision for (benefit from) income taxes	25	(78)	132.1%		55	23	139.1%
Net income	$221	$54	309.3%		$427	$360	18.6%

Basic earnings per share	$0.02	$0.01	100.0%		$0.04	$0.04	—%
Diluted earnings per share	$0.02	$0.01	100.0%		$0.04	$0.04	—%
Averarge diluted shares outstanding	9,857,493	9,845,533			9,854,639	9,845,533

Net interest margin as a percentage of average earning assets	4.58%	4.52%			4.41%	4.62%

Operating Ratios:
Return on average assets	0.16%	0.04%			0.15%	0.12%
Return on average equity	0.97%	0.24%			0.95%	0.82%
Return on average tangible equity	1.19%	0.30%			1.17%	1.01%
Efficiency ratio (fully taxable equivalent)	66.81%	65.53%			68.32%	65.55%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

(Dollars in thousands, except share and per share data)

	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
	2011	2011	2010	2010
Interest income	$6,367	$5,954	$6,175	$6,344
Interest expense	678	725	779	838
Net interest income	5,689	5,229	5,396	5,506
Provision for loan and lease losses	1,700	1,375	1,688	2,025
Total noninterest income	454	433	442	441
Total noninterest expense	4,197	4,051	4,258	3,972
Income (loss) before provision for (benefit from) income taxes	246	236	(108)	(50)
Provision for (benefit from) income taxes	25	30	(185)	(89)
Net income	$221	$206	$77	$39

Basic earnings per share	$0.02	$0.02	$0.01	$0.00
Diluted earnings per share	$0.02	$0.02	$0.01	$0.00

Net interest margin as a percentage of average earning assets	4.58%	4.24%	4.29%	4.41%

Averarge diluted shares outstanding	9,857,493	9,854,639	9,846,905	9,845,675
Shares outstanding-end of period	9,872,007	9,874,867	9,874,867	9,874,867

Operating Ratios (annualized):
Return on average assets	0.16%	0.14%	0.05%	0.03%
Return on average equity	0.97%	0.93%	0.34%	0.17%
Return on average tangible equity	1.19%	1.15%	0.42%	0.21%
Efficiency ratio (fully taxable equivalent)	66.81%	69.96%	71.34%	65.19%

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets
(Taxable Equivalent Basis)
(Dollars in thousands, except share and per share data)

Three months ended June 30,	2011			2010
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$327,169	$4,845	5.94%	$365,388	$5,580	6.13%
Taxable investment securities	156,264	1,351	3.47%	118,768	726	2.45%
Tax-exempt investment securities	17,187	221	5.16%	15,793	215	5.46%
Corporate stock	15	—	0.00%	26	5	77.13%
Federal funds sold	0	—	0.00%	0	—	0.00%
Interest-bearing deposits in banks	1,870	5	1.07%	0	—	0.00%
Total earning assets	502,505	6,422	5.13%	499,975	6,526	5.24%
Cash & due from banks	34,014			49,838
Other assets	41,981			43,414
Allowance for loan & lease losses	(7,817)			(8,716)
	$570,683			$584,511

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$184,056	$281	0.61%	$181,892	$343	0.76%
Savings	45,770	50	0.44%	40,783	58	0.57%
Time deposits	103,118	261	1.02%	124,612	360	1.16%
Other borrowings	14,527	86	2.37%	21,775	130	2.39%
Total interest bearing liabilities	347,471	678	0.78%	369,062	891	0.97%
Noninterest bearing demand deposits	126,163			121,803
Other liabilities	5,878			4,743
Total liabilities	479,512			495,608
Shareholders’ equity	91,171			88,903
	$570,683			$584,511
Net interest income & margin		$5,744	4.58%		$5,635	4.52%

Six months ended June 30,	2011			2010
	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$332,390	$9,842	5.97%	$371,816	$11,418	6.19%
Taxable investment securities	153,205	2,152	2.83%	112,133	1,434	2.58%
Tax-exempt investment securities	16,091	421	5.28%	16,082	440	5.52%
Corporate stock	21	—	0.00%	26	6	46.54%
Federal funds sold	0	—	0.00%	—	—	—
Interest-bearing deposits in banks	2,058	11	1.08%	—	—	—
Total earning assets	503,765	12,426	4.97%	500,057	13,298	5.36%
Cash & due from banks	35,451			48,398
Other assets	42,207			44,482
Allowance for loan & lease losses	(7,787)			(8,509)
	$573,636			$584,428

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$183,738	$576	0.63%	$181,751	$693	0.77%
Savings	45,800	104	0.46%	39,437	115	0.59%
Time deposits	105,033	543	1.04%	126,480	752	1.20%
Other borrowings	14,928	180	2.43%	22,633	274	2.44%
Total interest bearing liabilities	349,499	1,403	0.81%	370,301	1,834	1.00%
Noninterest bearing demand deposits	127,980			119,998
Other liabilities	5,836			5,629
Total liabilities	483,315			495,928
Shareholders’ equity	90,321			88,500
	$573,636			$584,428
Net interest income & margin		$11,023	4.41%		$11,464	4.62%

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